Exhibit 7.1

                             Joint Filing Agreement

         The undersigned hereby agree that the Statement on Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1 is filed on behalf of each of us.

Date:    December 2, 1997

                                  Gold & Appel Transfer, S.A., a British Virgin Islands corporation


                                  By    /s/ Walt Anderson
                                        __________________________________
                                        Walt Anderson, Attorney-in-Fact for
                                        Gold & Appel Transfer, S.A.

                                  /s/ Walt Anderson
                                  _________________________________________
                                  Walt Anderson